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Exhibit 99(a)

American Depositary Receipt

For Common Stock of

Honda Motor Co., Ltd.
(HONDA GIKEN KOGYO KABUSHIKI KAISHA)

(Incorporated under the Laws of Japan)

American Depositary Shares (Each such share representing one-half of one share of Common Stock)

        JPMorgan Chase Bank, incorporated under the laws of the State of New York, as Depositary (herein called the "Depositary"), hereby certifies that                         is the owner of                        American Depositary Shares ("American Depositary Shares") representing Common Stock, including evidence of rights to receive such Common Stock, ("Stock") of Honda Motor Co. Ltd. (Honda Giken Kogyo Kabushiki Kaisha), a corporation duly incorporated and existing under the laws of Japan (the "Company"). Each American Depositary Share represents one-half of one share of Stock at the date hereof, deposited at the principal office of The Bank of Tokyo-Mitsubishi, Ltd., Tokyo (the "Custodian"), as agent of the Depositary.    The address of the Depositary's office is 4 New York Plaza, New York, New York 10004 (the "Depositary's Office").

        2.    The Deposit Agreement.    The American Depositary Receipts of which this Receipt is one (the "Receipts") are made available to shareholders of the Company who are not residents of Japan, upon the terms and conditions set forth in the Deposit Agreement dated as of December 10, 1962, as amended and restated as of October 1, 1982 (as the same may be further amended from time to time, the "Deposit Agreement") among the Company, the Depositary, and all holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement (copies of which are on file with the Depositary and the Custodian) sets forth the rights of holders of the Receipts and the rights and duties of the Depositary in respect of the Stock deposited and any and all other securities, property and cash from time to time held thereunder ("Deposited Securities"). The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made.

        3.    Surrender of Receipts and Withdrawal of Stock.    Upon surrender of this Receipt at the Depositary's Office or at such other offices as the Depositary may designate of a Holder's written order directing the Depositary to cause the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order along with a certificated Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary) or, in the case of a Direct Registration Receipt, proper instruments of transfer in blank, to the extent required by the Depositary, the Depositary shall (i) cancel such certificated Receipt or make a notation on the Direct Registration System reflecting the cancellation of such Direct Registration Receipts, as the case may be, and (ii) direct the Custodian to deliver without unreasonable delay, subject to the Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the deliverable portion (as defined below) of such Stock and other Deposited Securities at the time represented by the Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such deliverable portion of such Stock and other Deposited Securities, at the office of the Custodian, except that the Depositary may, at the request, risk and expense of the Holder make delivery of such Deposited Securities without unreasonable delay to such person or persons at the Depositary's Office or at any other place specified by the Holder in such order. Notwithstanding the foregoing, to the extent required by the operation of applicable provisions of the Japanese Commercial Code or any other Japanese law the Depositary will effect the delivery to such holder of only that portion of Stock (and any other Deposited Securities relating to such Stock) comprising a Unit of 100 shares of Stock (or such other number of shares of Stock as the Articles of Incorporation of the Company may designate as a "Unit of Shares") or an integral multiple thereof (the "deliverable portion" of such Receipt or Receipts). For the purpose of the foregoing sentences, the deliverable portion shall be determined on the basis of the aggregate number of shares of Stock represented by the entire amount of the American Depositary Shares evidenced by such Receipt or Receipts, surrendered by the same holder at the same time. The Depositary will promptly advise such holder as to the amount of Stock and Deposited Securities, if any, represented by the non-deliverable portion of such Receipt or Receipts and shall deliver to such holder a new American Depositary Receipt evidencing such non-deliverable portion. In addition, the Depositary shall notify such holder of the additional amount of American Depositary Shares which such holder would be required to surrender in order for the Depositary to effect delivery of all the Stock and Deposited Securities represented by the American Depositary Shares of such holder. Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) to Form F-6 under the Securities Act of 1933.

        4.    Transfers, Split-ups, Combinations of Receipts.    This Receipt is transferable on the books of the Depositary upon surrender of the Receipt to the Depositary at such offices as it may designate properly endorsed or accompanied by a properly executed and duly stamped instrument of transfer, and upon such transfer the Depositary shall execute and deliver an American Depositary Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other American Depositary Receipts or combined with other American Depositary Receipts into one American Depositary Receipt. The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

        5.    Conditions to Execution and Delivery, Registration of Transfer, etc. of Receipts.    As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution thereon or, subject to the last sentence of Paragraph 3, the withdrawal of any Deposited Securities, the Depositary, the Company or any Custodian may require the Holder, the presenter of the Receipt or the depositor of Stock: (a) payment of a sum sufficient to pay or reimburse it for payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, (ii) any stock transfer or registration fees for the registration of transfers of Stock or other Deposited Securities upon any applicable register and (iii) any charges of the Depositary upon delivery of Receipts against deposits of Stock and upon withdrawal of Deposited Securities against surrender of Receipts; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01 of the Deposit Agreement; and (c) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement. Any person presenting Stock for deposit, or any holder of a Receipt, may be required to file such proof of citizenship or residence, evidence of the number of shares of Stock beneficially owned or any other matters necessary or appropriate to evidence compliance with the Foreign Exchange and Foreign Trade Law of Japan or other information, and to execute such certificates as the Depositary may deem necessary or proper.

        6.    Suspension of Delivery, Transfer, etc.    The delivery of Receipts against deposits of Stock generally or against deposits of particular Stock may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the register of shareholders of the Company is closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time because of any requirement of law or of any government or governmental body or commission or under any provision of the Deposit Agreement. The Depositary may issue Receipts against rights to receive Stock from the Company, or any Custodian, or any registrar, transfer agent, clearing agency or other entity recording Stock ownership or transactions. The Depositary may issue Receipts against other rights to receive Stock (a "pre-release") only if (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities until such Stock is deposited; (y) the applicant for such Receipts represents in writing that it owns such Shares, has assigned all beneficial right, title and interest in such Stock to the Depositary, and shall not dispose of such Stock other than in satisfaction of the pre-release (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 20% of Stock actually deposited. Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Stock, including without limitation earnings on the collateral securing such rights. Without limitation of the foregoing, the Depositary will not knowingly accept any Stock which would be subject to the registration provisions of the Securities Act of 1933, as amended, unless a registration statement is in effect as to such Stock.

        7.    Liability of Holder for Taxes.    Any tax or other governmental charge payable by the Depositary with respect to any Deposited Securities represented hereby shall be payable by the holder hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt, or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold dividends or other distributions or may sell (after attempting by reasonable means to notify the holder prior to such sale) any part or all of the Deposited Securities represented hereby, and may apply such dividends or distributions or the proceeds of any such sale toward such tax or charge, the holder hereof remaining liable for any deficiency.

        8.    Warranties by Depositor.    Every person depositing Stock shall be deemed to represent and warrant that such Stock and each certificate therefor is validly issued and outstanding, fully paid and non-assessable, that such Stock is owned by a non-resident of Japan and that the person making such deposit is duly authorized so to do and that such Stock is not a restricted security as such term is defined in Rule 144 under the Securities Act of 1933. Such representations and warranties shall survive such deposit of Stock and the issuance of Receipts in respect thereof.

        9.    Amendment of Deposit Agreement.    The form of the Receipts and any provisions of the Deposit Agreement may be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment imposing or having the effect of increasing any fees or charges payable by the holders of Receipts (other than taxes or other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses) or otherwise prejudicing any substantial existing rights of holders of Receipts shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the record holders of outstanding American Depositary Receipts and published as provided in the Deposit Agreement. Every holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

        This American Depositary Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this American Depositary Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed by the manual signature of a duly authorized officer of such Registrar, JPMorgan Chase Bank has been appointed Registrar of Receipts issued under the Deposit Agreement.

        10.    Charges of Depositary.    The Depositary will charge the party to whom Receipts are delivered against deposits of Stock and the party surrendering Receipts for delivery of Stock and other Deposited Securities $5.00 per 100 American Depositary Shares or fraction thereof represented by the Receipt or Receipts delivered or surrendered, except that the Company will pay such charges for Receipts delivered against deposits made in connection with dividends in or free distributions of Stock or in connection with the exercise by the Depositary of rights to subscribe for additional Stock made available by the Depositary to holders of Receipts. The Company will pay other charges of the Depositary (subject in certain cases to consultation and agreement and agreement between the Company and the Depositary), with the exception of taxes and other governmental charges, stock transfer or registration fees on deposits or transfers of Stock, and such cable, telex or facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock or holders of Receipts.

        11.    Title to Receipts.    It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same, consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by a properly executed instrument of transfer is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof for the time being as the absolute owner hereof for the purpose of determining the person entitled to dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

        12.    Dividends and Distributions.    Whenever the Depositary receives any cash dividend or other cash distribution by the Company on the Deposited Securities, the Depositary will, if at the time of receipt thereof any non-dollar currency amounts distributable to record holders of American Depositary Receipts can in its judgment be converted on a reasonable basis into United States dollars distributable to the record holders of American Depositary Receipts entitled thereto and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and distribute the resulting amount to such holders; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. If any distribution consists of a dividend in, or free distribution of, Stock, the Depositary may in its discretion, with the approval of the Company, distribute to the record holders of American Depositary Receipts entitled thereto additional Receipts representing the amount of Stock received as such dividend or free distribution. Other distributions received on the Deposited Securities may be made available to record holders of American Depositary Receipts as provided in the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may, in its discretion, sell the amount of Stock represented by the aggregate of such fractions at public or private sale, at such place or places and upon such terms as it may deem proper or, if any portion of such amount consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or any other Japanese law, and distribute the net proceeds of any such sale, all in the manner and subject to the conditions described in the Deposit Agreement.

        13.    Rights.    In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for or to purchase additional Stock or any rights of any other nature, such rights shall be made available by the Depositary to the holders of American Depositary Receipts in such manner as the Depositary may determine, either by the issue to the record holders entitled thereto of warrants representing such rights or by, such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue or offer of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to record holders of American Depositary Receipts by the issue of warrants or otherwise, or if and to the extent so instructed by record holders of American Depositary Receipts that such holders do not desire to exercise such rights the Depositary in its discretion may, if the applicable laws permit such transfer, sell such rights at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds to the record holders of American Depositary Receipts entitled thereto as in the case of a distribution received in cash.

        So long as the aggregate number of shares of Stock held by or for United States residents exceeds 1% of the total number of shares of Stock then outstanding, if registration under the Securities Act of 1933, as amended, of the securities to which any rights relate is required for the Company to offer such rights to holders of Receipts and sell the securities represented by such rights, the Company has agreed with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective at least 21 days before such rights shall expire. In no event shall the Depositary make available to the holders of Receipts any right to subscribe for or to purchase any securities unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the holders of such Receipts are exempt, in the opinion of counsel, from registration under the provisions of such Act.

        If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights to be made available to holders of Receipts, the Company has agreed with the Depositary that the Company will use its best efforts, to the extent not unduly burdensome in the judgment of the Company, to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of the rights, to enable holders of Receipts to exercise such rights.

        14.    Fixing of Record Date.    Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Stock or other Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to Stock or other Deposited Securities, or whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Stock or other Deposited Securities entitled to vote at any meeting of any such holders, the Depositary shall fix a record date for the determination of the holders of American Depositary Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting and shall give notice thereof to the holders of Receipts as soon as practicable thereafter, as provided in the Deposit Agreement.

        15.    Voting Deposited Securities.    Upon receipt of notice of any meeting of holders of Stock or other Deposited Securities the Depositary shall, as soon as practicable thereafter, and after fixing a record date for determining the record holders of American Depositary Receipts entitled to give instructions for the exercise of voting rights, as provided in the Deposit Agreement, mail to the record holders of Receipts (a) a copy of the notice of such meeting (which shall be in the English language) received by the Depositary and (b) a statement that the record holders of American Depositary Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of their voting rights, and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a record holder of an American Depositary Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable to vote or cause to be voted the Stock or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The above notice to record holders of

American Depositary Receipts will state that if no instructions are received by the Depositary on or before the date established by the Depositary for such purpose the Depositary will give a discretionary proxy to a person designated by the Company unless the Company has knowledge of any contest as to the action to be taken at the meeting or unless action is to be taken to authorize a merger, consolidation or amalgamation (except an amalgamation between the Company and one or more of its 100% owned Japanese subsidiaries) or on any other matter which may affect substantially the rights or privileges of the holders of such Stock or other Deposited Securities. So long as the Depositary shall act in good faith it shall not be responsible for any failure to carry out any instructions filed with it or to comply with the provisions of any such notice or for the manner or effect of any such vote, with or without instructions or for not exercising any right to vote.

        16.    Changes Affecting Deposited Securities.    Upon any split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities or property that shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement, or otherwise in respect of, Deposited Securities shall constitute Deposited Securities under this Deposit Agreement, and each American Depositary Share shall thereafter subject to applicable laws also represent the right to receive Deposited Securities including the securities and property so received in exchange or conversion to the extent that additional Receipts or new depositary receipts or the net proceeds of the sale of such securities or property are not effectively distributed to Holders pursuant to the following sentences of this Paragraph 16. In any such case the Depositary, after consultation with the Company if practicable, may, and shall, if the Company shall so request, subject to this Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend of Stock, or call for the surrender of outstanding Receipts to be exchanged for new Receipts or other depositary receipts specifically describing such newly received Deposited Securities. Promptly upon the receipt of written notice from the Company as to the occurrence of any such event, the Depositary shall give notice thereof in writing to all Holders at the Company's expense.

        Notwithstanding the foregoing, in the event that the Depositary determines that any security or property so received may not be lawfully or practicably distributed to all or certain Holders, the Depositary, after consultation with the Company if practicable, may and shall, if the Company requests, sell such securities or property at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the net proceeds of such sales (after payment of the expenses thereof and any taxes or governmental charges) for the account of the Holders otherwise entitled to such securities or property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash.

        17.    Reports; Inspection of Transfer Books.    The Depositary shall make available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of Deposited Securities and (b) made generally available to the holders of Stock or Deposited Securities by the Company. In connection with any registration statement relating to the Receipts or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the Commission such information as shall be required to make such filings or comply with such undertakings.

        18.    Liability of the Company, the Depositary and the Custodian.    Neither the Depositary nor the Company nor the Custodian shall incur any liability to any holder of this Receipt, if by reason of any provision of any present or future law or regulation of Japan or any other country, or of any action of any other governmental authority, or in the case of the Depositary or the Custodian, by reason of any provision, present or future, of the Articles of Incorporation or the Share Handling Regulations of the

Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary, the Company or the Custodian shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, doing any act which the Deposit Agreement provides shall be done; nor shall the Depositary, the Company or the Custodian incur any liability to any holder hereof by reason of any non-performance or delay, caused as aforesaid, in performance of any act which it is so provided shall or may be done, or by reason of any exercise of, or failure to exercise any discretion provided for in the Deposit Agreement.

        19.    Obligations of the Depositary, the Custodian and the Company.    Neither the Depositary, nor the Company nor the Custodian assumes any obligation nor shall any of them be subject to any liability under the Deposit Agreement to holders of Receipts, except that each agrees to use its best judgment and good faith in the performance of obligations and duties specifically set forth in the Deposit Agreement.

        Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless satisfactory indemnity be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary, nor the Custodian nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information or for any translation of any notice, report or other document made by a translator believed by it to be competent. Neither the Depositary nor the Custodian will be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner or effect of any such vote, made either with or without request as long as any such action or non-action is in good faith. The Company will indemnify the Depositary, the Registrar and the Custodian against any liability which may arise out of acts performed, in accordance with the provisions of the Deposit Agreement and of the Receipts (i) by the Depositary, the Custodian or any Registrar, or any of their agents, except for any liability arising out of its own negligence or bad faith or (ii) by the Company or any of its agents. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents (including the Custodian) due to negligence or bad faith. The Depositary and the Custodian may own and deal in any class of securities of the Company and its affiliates and in Receipts.

        20.    Resignation and Removal of Depositary; Substitution of Custodian.    The Depositary may at any time (i) resign by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment, or (ii) be removed by the Company effective upon the appointment of a successor Depositary and its acceptance of such appointment, all as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute custodian.

        21.    Termination of Deposit Agreement.    The Depositary will, if the Company at any time so requests, terminate the Deposit Agreement by mailing notice of such termination to the record holders of the American Depositary Receipts then outstanding and publishing notice as provided in the Deposit Agreement, in each case at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement in accordance with the same notice requirements if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, the Registrar and the Custodian with respect to indemnification, charges and expenses.

        If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement, except as provided below and except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. Upon termination of the Deposit Agreement, the Depositary shall deliver Stock in respect of deliverable portions of such Receipts so surrendered and deliver Receipts in respect of the non-deliverable portion of Receipts so surrendered pursuant to the Deposit Agreement and will continue to effect transfers of Receipts representing non-deliverable portions in accordance with the Deposit Agreement. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement at public or private sale, at such place or places and upon such terms as it deems proper or, if any portion of such Deposited Securities consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or other Japanese law, and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the holders of Receipts which have not theretofore been surrendered.

        22.    Governing Law.    This Receipt and all rights hereunder and provisions hereof shall be governed by and construed in accordance with the laws of the State of New York, United States of America. It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Stock and other Deposited Securities and the duties and obligations of the Company in respect of such holders, as such shall be governed by the laws of Japan.

        23.    Disclosure of Beneficial Ownership.    (a) Without prejudice to the requirements of applicable law concerning disclosure of beneficial ownership of shares of Stock, any Beneficial Owner (as defined below) of American Depositary Shares who becomes, or ceases to be, directly or indirectly the Beneficial Owner of more than 5% of all outstanding shares of Stock (whether such interest is held in whole or only in part through American Depositary Receipts) shall, within five days (excluding Saturdays, Sundays and legal holidays in any part of Japan) following such event, send written notice to the Depositary at the Depositary's Office and to the Company at its principal office in Japan currently at 1-1, 2-chome, Minami-Aoyama, Minato-ku, Tokyo 107 Japan containing the following information:

    (i)
    the name, address and nationality of such Beneficial Owner and all other persons by whom or on whose behalf such shares of Stock have been acquired or are held; the number of American Depositary Shares and total shares of Stock and total shares of Stock equivalents (as defined below) (including American Depositary Shares) forming the basis of the said 5% beneficial ownership beneficially owned directly or indirectly by such Beneficial Owner ("beneficially owned shares") immediately before and immediately after the event requiring notification; the names and addresses of any persons other than the Depositary, the Custodian, or either of their nominees, through whom such beneficially owned shares are held, or in whose name such beneficially owned shares are registered in the Company's share register, and the respective numbers of beneficially owned shares held through each such person; the date or dates of acquisition of the beneficial interest in such beneficially owned shares, and the number of beneficially owned shares in which such Beneficial Owner has the right to acquire directly or indirectly beneficial ownership and material information as to such right(s) of acquisition; and

    (ii)
    the name, addresses and nationalities of any person with whom such Beneficial Owner is acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of a beneficial interest in beneficially owned shares; and the number of beneficially owned shares being acquired, held, voted or disposed of as a result of such association (being the total number held by such group).

      Any Beneficial Owner of more than 5% of all outstanding shares of Stock shall promptly notify the Depositary and the Company as provided above of any material change in the information, previously notified, including, without limitation, a change of 1% or more of total shares of Stock to which the beneficial ownership relates.

      As used herein, the "Beneficial Owner" means a person who, directly or indirectly, through any contract, trust, arrangement, understanding, relationship, or otherwise, has an interest in any shares of Stock and shares of Stock equivalent, including any shares of Stock which underlie any American Depositary Shares issued hereunder (including having the right to exercise or control the exercise of any right conferred by the holding of such shares of Stock for shares of Stock equivalent or the power to vote or to direct voting or the power to dispose or to direct disposition or in the case of shares of Stock equivalent, the power to exercise the right to subscribe for or to convert into shares of Stock represented thereby), and includes any Holder of an American Depositary Share.

        (b) Without prejudice to the requirements of applicable law and the provisions of the Company's Articles of Incorporation, any Beneficial Owner of beneficially owned shares shall, if so requested in writing by the Company, provide such information with respect to the beneficial ownership of shares of Stock and shares of Stock equivalent (including not only shares of Stock underlying American Depositary Shares, but also any other shares of Stock and shares of Stock equivalent in which such Beneficial Owner has an interest) by such Beneficial Owner as is requested by the Company. Such Beneficial Owner shall provide such information to the Company in writing within the time specified by the Company. Copies of any such request and responses shall be contemporaneously sent to the Depositary at the Depositary's Office.

        As used herein, "shares of Stock equivalent" means convertible bonds convertible into shares of Stock, bonds with warrants to subscribe for shares of Stock and subscription rights or warrants to subscribe for shares of Stock, and the number of shares of Stock attributable to such shares of Stock equivalent shall be the number of shares of Stock into which such convertible bonds are convertible or which are subscribed for upon exercising the subscription rights represented by such bonds with warrants, rights or warrants, at the conversion price or rate or the subscription price or rate applicable at the time of determination of the relevant beneficial ownership.

        In calculating the percentage ownership of the Beneficial Owner, the number of shares of Stock which are issuable upon conversion of the convertible bonds or upon exercise of the subscription rights represented by the bonds with warrants, rights of warrants beneficially owned by the Beneficial Owner shall be added to both the numerator and the denominator of the fraction of which the numerator is the total number of shares of Stock beneficially owned by the Beneficial Owner and the denominator of which is the total number of the outstanding shares of Stock.

        (c) If the Company notifies the Depositary in writing that a particular Beneficial Owner has not complied with subsections (a) or (b), the Depositary shall use reasonable efforts not to vote or cause to be voted any shares of Stock held by it or any Custodian as to which such Beneficial Owner of such shares of Stock shall have failed to comply with the provisions of subsections (a) or (b) above but only to the extent that such Beneficial Owner is the Beneficial Owner of an American Depositary Receipt(s).

        24.    Available Information.    The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington DC 20549.

Dated:
JPMORGAN CHASE BANK
By:
Depositary and Registrar

Authorized Officer

Please Insert ss # or Other Identifying Number of Assignee

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please print or typewrite name and address of assignee)

the within the American Depositary Receipt and all rights and interests represented hereby, and hereby irrevocably constitutes and appoints ________________________ attorney, to transfer the same on the books of the within name Depositary, with full power of substitution in the premises.

Dated:

Signature

Signature Guaranteed:
Note:	The signature to any endorsement hereon must correspond with the name as written upon the face of the Receipt, in every particular, without alteration or enlargement, or any change whatever.

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  Exhibit 99(a)
American Depositary Receipt For Common Stock of Honda Motor Co., Ltd. (HONDA GIKEN KOGYO KABUSHIKI KAISHA) (Incorporated under the Laws of Japan)